SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 28, 2007
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9860 (Commission File Number)	42-1612474 (IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ (Address of principal executive offices)	07677 (Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 28, 2007, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing results for the three and six-month periods ended December 31, 2006. A copy of the release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 2.02 and in Exhibit 99.1 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission.
     The Company will host a Conference Call at 8:30 AM Eastern time on Wednesday, February 28th to discuss earnings results for the three and six months ended December 31, 2006. The number to call from within the United States is: (800) 230-1951 and (612) 234-9960 Internationally. A replay of the conference call will be available from 12 Noon Eastern time on February 28th through 11:59 PM Eastern time March 7th, and can be accessed by dialing (800) 475-6701 in the United States or (320) 365-3844 Internationally and using the access code 858023.
     The conference call will also be webcast live on the Internet. Investors and other interested parties may access the live webcast through the Investor Relations section, under Calendar of Events, on Barr’s website at www.barrlabs.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     99.1     Barr Pharmaceuticals, Inc. February 28, 2007 earnings release.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: February 28, 2007	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer, and Treasurer